CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                     VACATION PROPERTIES INTERNATIONAL, INC.

     Vacation Properties International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

          "FIRST: The name of the Corporation is Resort Quest International, Inc. (the "Corporation")."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, the stockholders, in accordance with Section 228 of the General Corporation Law of the State of Delaware, approved the proposed Amendment to the Certificate of Incorporation by Written Consent in lieu of Special Meeting.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Incorporation on behalf of the Corporation and does verify and affirm, under penalty of perjury, that this Amendment to the Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true as of this 23rd day of April, 1997.



                                         VACATION PROPERTIES INTERNATIONAL, INC.


                                         BY:     /s/ LEONARD A. POTTER
                                           -------------------------------------
                                                     Leonard A. Potter
                                                     Vice President